UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported:  January 22, 2014
Texas South Energy, Inc.
(Exact name of the Company as specified in its charter)

Nevada	333-171064	99-0362471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 1800
Houston, TX 77056
(Address of principal executive offices and Zip Code)

The Company's telephone number, including area code: (713) 209-2950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

EXPLANATORY NOTE

The sole purpose of this amendment on Form 8-K/A (the “Amendment”) to the Current Report on Form 8-K filed on January 27, 2014 (the “Original Form 8-K”) by Texas South Energy, Inc. (the “Company”) is to add the disclosure required by Item 5.06.  The information in Item 5.06 was inadvertently omitted from the Original Form 8-K. This Amendment hereby amends Item 5.06.  Except as described in this Amendment, no other changes have been made to the Original Form 8-K. The Original Form 8-K continues to speak as of the date of the Original Form 8-K, and we have not updated the disclosures contained therein to reflect any events which occurred at a date subsequent to the filing of the Original Form 8-K other than as expressly indicated in this Amendment.

Item 5.06.  Change in Shell Company Status

The disclosure set forth under Item 1.01 and 2.01 in the Original Form 8-K is hereby incorporated by reference. Management determined that as of February 13, 2014, the Company ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.  The information contained in our Annual Report on Form 10-K filed on February 13, 2014, as amended, constitutes the “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) and (3) under the Securities Act of 1933, as amended.

The information contained in our Annual Report on Form 10-K filed on February 13, 2014, as amended on March 24, 2014, April 8, 2014, April 14, 2014 and April 25, 2014 is incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 15, 2014

TEXAS SOUTH ENERGY, INC.

By:	/s/James Askew
James M. Askew
Chief Executive Officer